UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2024

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Mount Pyramid Court, Suite 400

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 437-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AMPE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 25, 2024, the Board of Directors (the “Board”) of Ampio Pharmaceuticals, Inc. (the “Company”) approved the voluntary delisting of the Company’s common stock, par value $0.0001 per share, from the NYSE American and the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board’s decision comes as part of the previously announced evaluation of internal and external options and is the product of careful review and careful consideration of a number of factors, including, but not limited to, the Company’s current and likely future non-compliance with the continued listing requirements of the NYSE American that would inevitably result in delisting of the Company’s common stock by the NYSE American and the required personnel resources and the high costs relating to Exchange Act and NYSE American disclosure and reporting requirements and related regulatory burdens, which have resulted and would continue to result in significant operating expense.

Also on March 25, 2024, the Company notified the NYSE American of its intention to voluntarily delist its common stock. The Company intends to file with the SEC a Form 25 on or about April 4, 2024 to effect the delisting from the NYSE American and the deregistration of the Company’s common stock under Section 12(b) of the Exchange Act. As a result, the Company expects the last day of trading of its common stock on the NYSE American will be on or about April 14, 2024. Upon the effectiveness of the Form 25, the Company also intends to file a Form 15 with the SEC on or about April 15, 2024 to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act and deregister its common stock under Section 12(g) of the Exchange Act.

As a result of the filing of the Form 15, the Company’s obligation to file certain Exchange Act reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will cease. Other filing requirements will terminate upon the effectiveness of the deregistration. The Company expects that the deregistration of its common stock will become effective 90 days after the filing of the Form 15 with the SEC.

Item 8.01.Other Events.

On March 25, 2024, the Company issued a press release announcing its decision to voluntarily delist its common stock from the NYSE American and intent to deregister its common stock under the Exchange Act. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.Description

99.1Ampio Pharmaceuticals, Inc. Press Release Issued on March 25, 2024.

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Date: March 25, 2024	By:	/s/ Michael A. Martino
Name: Michael A. Martino
Title: Chief Executive Officer